EXHIBIT 10.2

LIBOR TERM NOTE

New York

March 16, 2009	$10,000,000.00

BORROWER (Name):  Hardinge Inc.

(Organizational Structure):  Corporation

(State Law organized under):  New York

(Address of residence/chief executive office):  One Hardinge Drive, Elmira, New York  14902

BANK:  MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation with its principal banking office at One M&T Plaza, Buffalo, NY 14203.  Attention: Office of General Counsel

1.     DEFINITIONS.  Each capitalized term shall have the meaning specified herein and the following terms shall have the indicated meanings:

a.     “Applicable Rate” shall mean either the LIBOR Rate or the Base Rate, as the case may be.

b.     “Adjustment Date”, when applicable, shall mean two (2) London Business Days before the first day of the applicable Interest Period (each of which shall have a duration as selected below; see LIBOR Rate definition).

c.     “Base Rate” shall mean 1.0 percentage point(s) above the rate of interest announced by the Bank from time to time as its prime rate of interest (“Prime Rate”).  If the prior blank is not completed, the Base Rate shall be two (2) percentage points above the Prime Rate.

d.     “Continuation Date” shall mean the last day of each Interest Period.

e.     “Interest Period” shall mean, as used in connection with the LIBOR Rate, the period commencing on the date of this Note or Continuation Date (as the case may be) and ending on the date that shall be the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) of the calendar month that is one (1), two (2), three (3) or six (6) months thereafter (as selected below); provided, however, that if an Interest Period would end on a day that is not a Joint Business Day, such Interest Period shall be extended to the next succeeding Joint Business Day unless such next succeeding Joint Business Day would fall in the next calendar month, in which case such Interest Period shall end on the immediately preceding Joint Business Day.  To the extent that the preceding clause results in either the extension or shortening of an Interest Period, the Bank shall have the right (but not the obligation) to shorten or extend, respectively, the succeeding Interest Period so that it shall end on a day that numerically corresponds to the date of this Note.

f.      “Joint Business Day” shall mean a day that is both a New York Business Day and a London Business Day.

g.     “LIBOR” shall mean the rate per annum (rounded upward, if necessary, to the nearest 1/16th of 1%) obtained by dividing (i) one-month, two-month, three-month or six-month interest period London Interbank Offered Rate (as applicable in accordance with the LIBOR Rate selected below), fixed by the British Bankers Association for United States dollar deposits in the London interbank market at approximately 11:00 a.m. London, England time (or as soon thereafter as practicable) as determined by the Bank from any broker, quoting service or commonly available source utilized by the Bank by (ii) a percentage equal to 100% minus the stated maximum rate of all reserves required to be maintained against “Eurocurrency Liabilities” as specified in Regulation D (or against any other category of liabilities which includes deposits by reference to which the interest rate on LIBOR Rate loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States’ office of a bank to United States residents) on such date to any member bank of the Federal Reserve System.  Notwithstanding any provision above, the practice of rounding to determine LIBOR may be discontinued at any time in the Bank’s sole discretion.

h.     “LIBOR Rate” shall mean (a) the greater of 5.0 percentage point(s) above ☒ one-month  ☐ two-month  ☐ three-month
☐ six-month LIBOR with an Interest Period of equal duration through September 29, 2009 and, thereafter, the greater of 6.0 percentage point(s) above ☒ one-month  ☐ two-month  ☐ three-month  ☐ six-month LIBOR with an Interest Period of equal duration from September 30, 2009 through  the Maturity Date, or (b)  5.5% (the “Interest Rate Floor”).  (Check only ONE box.  If no clear selection is made, one-month LIBOR shall apply.)

i.      “London Business Day” shall mean any day on which dealings in United States dollar deposits are carried on by banking institutions in the London interbank market.

j.      “Maturity Date” shall mean March 16, 2010.

k.    “New York Business Day” shall mean any day other than Saturday, Sunday or other day on which commercial banking institutions in New York, New York are authorized or required by law or other governmental action to remain closed for business.

l.      “Payment Due Date”, when applicable, shall mean the same day of the calendar month as the date of this Note (or if there is no numerically corresponding day in a month, on the last day of such month); provided, however, if that day is not a New York Business Day, the Payment Due Day shall be extended to the next succeeding New York Business Day unless such next succeeding New York Business Day would fall in the next calendar month, in which case such Payment Due Date shall  be the immediately preceding New York Business Day.

m.    “Principal Amount” shall mean Ten Million and 00/100 Dollars ($10,000,000.00).

2.     PAYMENT OF PRINCIPAL, INTEREST AND EXPENSES.

a.     Promise to Pay.  For value received, and intending to be legally bound, Borrower promises to pay to the order of the Bank on the dates set forth below, the Principal Amount, plus interest as set forth below and all fees and costs (including without limitation the Bank’s attorneys’ fees and disbursements, whether for internal or outside counsel) the Bank incurs in order to collect any amount due under this Note, to negotiate or document a workout or restructuring, or to preserve its rights or realize upon any guaranty or other security for the payment of this Note (“Expenses”).

b.     Initial Applicable Rate.  The initial Applicable Rate shall be the LIBOR Rate in effect on the date that is two (2) London Business Days before the date of this Note.  The initial Interest Period shall start on the date of this Note.

c.     Interest.  Interest shall accrue each day on the outstanding Principal Amount calculated on the basis of a 360-day year for the actual number of days of each year (365 or 366) as follows:

i.      If the LIBOR Rate is the Applicable Rate, interest shall accrue on the Principal Amount from and including the first day of each Interest Period until, but not including, the last day of such Interest Period or the day the Principal Amount is paid in full (if sooner), at a rate per annum equal to the LIBOR Rate, as determined using LIBOR in effect on the applicable Adjustment Date.

ii.     If the Base Rate is the Applicable Rate, interest shall accrue on the Principal Amount from and including the first date the Base Rate is the Applicable Rate to, but not including, the day such Principal Amount is paid in full or the Applicable Rate is converted to the LIBOR Rate, at the rate per annum equal to the Base Rate.  Any change in the Base Rate resulting from a change in the Prime Rate shall be effective on the date of such change.

d.     Payment Schedule.  [Complete and insert only ONE of the following alternatives, as approved by M&T Bank for this credit facility:

☒   Borrower shall pay the entire outstanding Principal Amount on the Maturity Date.  In addition, until the outstanding Principal Amount is paid in full, Borrower shall pay all accrued and unpaid interest, in amounts that may vary, monthly, or as otherwise invoiced by the Bank.

OR

☐    Borrower shall pay the outstanding Principal Amount in                                consecutive monthly, bi-monthly, quarterly, semi-annual or annual installments (depending on the duration of the Interest Period selected above) as follows:  starting on the last day of the Interest Period that commences on the date of this Note and on the last day of each Interest Period thereafter; consisting of                                equal installments of principal each in the amount of $                               and ONE (1) FINAL INSTALLMENT on the Maturity Date in an amount equal to the outstanding Principal Amount at that time, together with all other amounts outstanding hereunder including, without limitation, accrued interest, costs and Expense (the “Final Installment”); provided, however, if the Applicable Rate is converted to the Base Rate, Borrower shall pay the outstanding Principal Amount in consecutive monthly installments commencing on the first Payment Due Date after the date of such conversion and on the same Payment Due Date thereafter until (a) conversion back to the LIBOR Rate (at which time Borrower shall resume the monthly, bi-monthly, quarterly, semi-annual or annual installments in the amount set forth above or as otherwise agreed to by the Bank and Borrower in writing) or (b) the Maturity Date (at which time Borrower shall pay the Final Installment), with each such installment being equal and in the amount necessary to fully amortize the outstanding Principal Amount of the Note in full by the Maturity Date or such other date agreed to by the Bank and Borrower in writing.  The determination by the Bank of the foregoing amount shall, in the absence of manifest error, be conclusive and binding upon Borrower.  In addition, until the outstanding Principal Amount is paid in full, Borrower shall pay all accrued and unpaid interest, in amounts that may vary, monthly, or as otherwise invoiced by the Bank.]

e.     Maximum Legal Rate.  It is the intent of the Bank and Borrower that in no event shall interest be payable at a rate in excess of the maximum rate permitted by applicable law (the “Maximum Legal Rate”).  Solely to the extent necessary to prevent interest under this Note from exceeding the Maximum Legal Rate, any amount that would be treated as excessive under a final judicial interpretation of applicable law shall be deemed to have been a mistake and automatically canceled, and, if received by the Bank, shall be refunded to Borrower.

f.      Default Rate.  If an Event of Default (defined below) occurs, the interest rate on the unpaid Principal Amount shall immediately be automatically increased to five (5) percentage points per year above the higher of the LIBOR Rate or the Base Rate (“Default Rate”), and any judgment entered hereon or otherwise in connection with any suit to collect amounts due hereunder shall bear interest at such Default Rate.

g.     Payments; Late Charge.  Payments shall be made in immediately available United States funds at any banking office of the Bank.  Interest will continue to accrue until payment is actually received.  If payment is not received within five days of its due date, Borrower shall pay a late charge equal to the greatest of (a) 5% of the delinquent amount, (b) the Bank’s then-current late charge as announced from time to time, or (c) $50.00; provided, however, that if this Note is secured by a one to six-family owner-occupied residence, the late charge shall equal 2% of the delinquent amount and shall be payable if payment is not received within fifteen days of its due date.  Payments may be applied in any order in the sole discretion of the Bank but, prior to default, shall be applied first to past due interest, Expenses, late charges and principal, then to current interest, Expenses, late charges and principal, and last to remaining principal.

h.     Prepayment; Breakage Fee.

i.      Subject to the following, during the term of this Note, Borrower shall have the option of paying the Principal Amount to the Bank in advance of the Maturity Date, in whole or in part, at any time and from time to time upon written notice received by the Bank at least thirty (30) days prior to making such payment; provided, however, that if (i) except pursuant to a refinance of the Principal Amount with the Bank, Borrower prepays, in whole or in part, any Principal Amount, when the Applicable Rate is the LIBOR Rate, on any day other than the last day of an Interest Period,  or (ii) the Applicable Rate is converted from the LIBOR Rate to the Base Rate before the end of an Interest Period in accordance with the terms of  Section 3 of this Note, then Borrower shall be liable for and shall pay the Bank, on demand, the higher of $250.00 or the actual amount of the liabilities, expenses, reasonable costs or funding losses that are a direct or indirect result of such prepayment or other condition described above, whether such liability, expense, cost or loss is by reason of (a) any reduction in yield, by reason of the liquidation or reemployment of any deposit or other funds acquired by the Bank, (b) the fixing of the interest rate payable on any LIBOR Rate loan or (c) otherwise (collectively, the “Breakage Fee”).  The determination by the Bank of the foregoing amount shall, in the absence of manifest error, be conclusive and binding upon Borrower.

ii.     Upon making any prepayment of the Principal Amount in full, Borrower shall pay to the Bank all interest and Expenses owing pursuant to the Note and remaining unpaid.  Each partial prepayment of the Principal Amount shall be applied in inverse order of maturity to the principal included in the installment payments provided for herein.

iii.    In the event the Maturity Date is accelerated following an Event of Default, any tender of payment of the amount necessary to satisfy the entire indebtedness made after such Event of Default shall be expressly deemed a voluntary prepayment.  In such a case, to the extent permitted by law, the Bank shall be entitled to the amount necessary to satisfy the entire indebtedness, plus the appropriate prepayment premium calculated in accordance with the terms of this Note.

3.     CONTINUATIONS AND CONVERSIONS.

a.     Expiration of Interest Period.  Subject to Section 3(b), upon the expiration of the first Interest Period and each Interest Period thereafter, on the applicable Continuation Date, the LIBOR Rate will be automatically continued with an Interest Period of the same duration as the Interest Period duration initially selected above.

b.     Conversion Upon Default.  Unless the Bank shall otherwise consent in writing, if (i) Borrower fails to pay when due, in whole or in part, the indebtedness under the Note (whether upon maturity, acceleration or otherwise), or (ii) there exists a condition or event which with the passage of time, the giving of notice or both shall constitute an Event of Default, the Bank, in its sole discretion, may (i) permit the LIBOR Rate to remain in effect until the last day of the applicable Interest Period, at which time the Applicable Rate shall automatically be converted to the Base Rate, or (ii) convert the LIBOR Rate to the Base Rate at or before the end of the applicable Interest Period.  Nothing herein shall be construed to be a waiver by the Bank of the right to have the Principal Amount accrue interest at the Default Rate or the right of the Bank to charge and collect a Breakage Fee.

4.     REPRESENTATIONS, WARRANTIES AND COVENANTS.  Borrower represents and warrants to and agrees and covenants with the Bank that now and until this Note is paid in full:

a.     Business Purpose.  The Loan proceeds shall be used only for a business purpose and not for any personal, family or household purpose, unless the following box is checked: ☐ Personal Loan.

b.     Good Standing; Authority.  Borrower is an entity or sole proprietor (i) duly organized and existing and in good standing under the laws of the jurisdiction in which it was formed, (ii) duly qualified, in good standing and authorized to do business in every jurisdiction in which failure to be so qualified might have a material adverse effect on its business or assets and (iii) has the power and authority to own each of its assets and to use them as contemplated now or in the future.

c.     Legality.  The execution, issuance, delivery to the Bank and performance by Borrower of this Note (i) are in furtherance of Borrower’s purposes and within its power and authority; (ii) do not (A) violate any statute, regulation or other law or any judgment, order or award of any court, agency or other governmental authority or of any arbitrator or (B) violate Borrower’s certificate of incorporation or other governing instrument, constitute a default under any agreement binding on Borrower, or result in a lien or encumbrance on any assets of Borrower; and (iii) have been duly authorized by all necessary corporate or partnership action.

d.     Compliance.  The Borrower conducts its business and operations and the ownership of its assets in compliance with each applicable statute, regulation and other law, including without limitation environmental laws.  All approvals, including without limitation authorizations, permits, consents, franchises, licenses, registrations, filings, declarations, reports and notices (the “Approvals”) necessary to the conduct of Borrower’s business and for Borrower’s due issuance of this Note have been duly obtained and are in full force and effect.  The Borrower is in compliance with all conditions of each Approval.

e.     Financial and Other Information.  For each year until this Note is paid in full, Borrower shall provide to the Bank in form and number of copies and by accountants satisfactory to the Bank, within ninety (90) days after the end of each fiscal year of the Borrower, statements of income and cash flows and the financial position and balance sheet of the Borrower as of the fiscal year end, each in reasonable detail and certified by an officer or member of Borrower to have been prepared in accordance with generally accepted accounting principles to present fairly the results of Borrower’s operations and cash flows and its financial position in conformity with such principles, and to be correct, complete and in accordance with Borrower’s records.  Promptly upon the request of the Bank from time to time, Borrower shall supply all additional information requested and permit the Bank’s officers, employees, accountants, attorneys and other agents to (i) visit and inspect each of Borrower’s premises, (ii) examine, audit, copy and extract from Borrower’s records and (iii) discuss Borrower’s or its affiliates’ business, operations, assets, affairs or condition (financial or other) with its responsible officers and independent accountants.

f.      Accounting; Tax Returns and Payment of Claims.  Borrower will maintain a system of accounting and reserves in accordance with generally accepted accounting principles, has filed and will file each tax return required of it and, except as disclosed in an attached schedule, has paid and will pay when due each tax, assessment, fee, charge, fine and penalty imposed by any taxing authority upon Borrower or any of its assets, income or franchises, as well as all amounts owed to mechanics, materialmen, landlords, suppliers and the like in the ordinary course of business.

g.     Title to Assets; Insurance.  Borrower has good and marketable title to each of its assets free of security interests and mortgages and other liens except as disclosed in its financial statements or on a schedule attached to this Note or pursuant to the Bank’s prior written consent.  Borrower will maintain its property in good repair and will maintain and on request provide the Bank with evidence of insurance coverage satisfactory to the Bank including without limitation fire and hazard, liability, worker’s compensation and business interruption insurance and flood hazard insurance as required.

h.     Judgments and Litigation.  There is no pending or threatened claim, audit, investigation, action or other legal proceeding or judgment, order or award of any court, agency or other governmental authority or arbitrator which involves Borrower or its assets and might have a material adverse effect upon Borrower or threaten the validity of this Note or any transaction document (each an “Action”).  Borrower will immediately notify the Bank in writing upon acquiring knowledge of any such Action.

i.      Notice of Change of Address and of Default.  Borrower will immediately notify the Bank in writing (i) of any change in its address or of the location of any collateral securing this Note, (ii) of the occurrence of any Event of Default defined below, (iii) of any material change in Borrower’s ownership or management and (iv) of any material adverse change in Borrower’s ability to repay this Note.

j.      No Transfer of Assets.  Until this Note is paid in full, Borrower shall not without the prior written consent of the Bank (i) sell or otherwise dispose of substantially all of its assets, (ii) acquire substantially all of the assets of another entity, (iii) if it is a corporation, participate in any merger, consolidation or other absorption or (iv) agree to do any of these things.

5.     EVENTS OF DEFAULT; REMEDIES.

a.     Events of Default.  The following constitute an event of default (“Event of Default”): (i) failure by Borrower to make any payment when due (whether at the stated maturity, by acceleration or otherwise) of any principal installments of the amounts due under this Note, or any part thereof, or to pay any interest thereon or any fee or other amount payable under this Note and such failure continues unremedied for a period of three (3) business days or there occurs any event or condition which after notice, lapse of time or both will permit such acceleration; (ii) Borrower defaults in the performance of any covenant or other provision with respect to this Note or any other agreement between Borrower and the Bank or any of its affiliates or subsidiaries (collectively, “Affiliate”); (iii) Borrower fails to pay when due (whether at the stated maturity, by acceleration or otherwise) any material indebtedness for borrowed money owing to the Bank (other than under this Note),  any third party or Affiliate or the occurrence of any event which results in acceleration of payment of any such indebtedness or the failure to perform any agreement with any third party or Affiliate; (iv) the reorganization, merger, consolidation or dissolution of Borrower (or the making of any agreement therefor); the sale, assignment, transfer or delivery of all or substantially all of the assets of Borrower to a third party; or the cessation by Borrower as a going business concern; (v) the death or judicial declaration of incompetency of Borrower, if an individual; (vi) failure to pay, withhold or collect any tax as required by law; the service or filing against Borrower or any of its assets of any lien (other than a lien permitted in writing by the Bank), on or more judgments, garnishments, orders or awards in an aggregate amount of $500,000.00 over and above any insurance coverage which has been determined by the insurance carrier to be applicable to the claim underlying the judgment, garnishment, order or award, and any such judgments, garnishments, orders or awards remain unbonded, unstayed or undismissed for a period of thirty (30) consecutive days; (vii) if Borrower becomes insolvent or is generally not paying its debts as such debts become due; (viii) the making of any general assignment by Borrower for the benefit of creditors; the appointment of a receiver or similar trustee for Borrower or its assets; or the making of any, or sending notice of any intended, bulk sale; (ix) Borrower commences, or has commenced against it, any proceeding or request for relief under any bankruptcy, insolvency or similar laws now or hereafter in effect in the United States of America or any state or territory thereof or any foreign jurisdiction or any formal or informal proceeding for the dissolution or liquidation of, settlement of claims against or winding up of affairs of Borrower which is not dismissed or stayed within sixty (60) days of commencement; (x) any representation or warranty made in this Note, any related document, any agreement between Borrower and the Bank or any Affiliate or in any financial statement of Borrower proves to have been misleading in any material respect when made; Borrower omits to state a material fact necessary to make the statements made in this Note, any related document, any agreement between Borrower and the Bank or any Affiliate or any financial statement of Borrower not misleading in light of the circumstances in which they were made; or, if upon the date of execution of this Note, there shall have been any material adverse change in any of the facts disclosed in any financial statement, representation or warranty that was not disclosed in writing to the Bank at or prior to the time of execution hereof; (xi) any pension plan of Borrower fails to comply with applicable law or has vested unfunded liabilities that, in the opinion of the Bank, might have a material adverse effect on Borrower’s ability to repay its debts; (xii) an adverse change in the Borrower, its business, assets, operations, management, ownership, affairs or condition (financial or otherwise) from the status shown on any financial statement or other document submitted to the Bank or any Affiliate, and which change the Bank reasonably determines will have a material adverse effect on (a) the Borrower, its business, assets, operations or condition (financial or otherwise), or (b) the ability of the Borrower to pay or perform any obligation to the Bank; and (xiii) the occurrence of any event described in sub-paragraph (i) through and including (xii) hereof with respect to any guarantor or any other party liable for, or whose assets or any interest therein secures, payment of any of the amounts due under this Note (“Guarantor”).

b.     Rights and Remedies Upon Default.  Upon the occurrence of any Event of Default, the Bank without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law) to or upon the Borrower or any other person (all and each of which demands, presentments, protests, advertisements and notices are hereby waived), may exercise all rights and remedies under the Borrower’s agreements with the Bank or its Affiliates, applicable law, in equity or otherwise and may declare all or any part of any amounts due hereunder not payable on demand to be immediately due and payable without demand or notice of any kind and terminate any obligation it may have to grant any additional loan, credit or other financial accommodation to the Borrower.  All or any part of any amounts due hereunder whether or not payable on demand, shall be immediately due and payable automatically upon the occurrence of an Event of Default in sub-paragraph (ix) above, or at the Bank’s option, upon the occurrence of any other Event of Default.  The provisions hereof are not intended in any way to affect any rights of the Bank with respect to any amounts due hereunder which may now or hereafter be payable on demand.

6.     SETOFF.  The Bank shall have the right to set off against the amounts owing under this Note any property held in a deposit or other account with the Bank or any Affiliate or otherwise owing by the Bank or any Affiliate in any capacity to Borrower or any Guarantor or endorser of this Note.  Such set-off shall be deemed to have been exercised immediately at the time the Bank or such Affiliate elects to do so.

7.     INABILITY TO DETERMINE LIBOR RATES, INCREASED COSTS, ILLEGALITY.

a.     Increased Costs.  If the Bank shall determine that, due to either (a) the introduction of any change (other than any change by way of imposition of or increase in reserve requirements included in the calculation of the LIBOR) in or in the interpretation of any requirement of law or (b) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to the Bank of agreeing to make or making, funding or maintaining any loans based on LIBOR, then Borrower shall be liable for, and shall from time to time, upon demand therefor by the Bank, pay to the Bank such additional amounts as are sufficient to compensate the Bank for such increased costs.

b.     Inability to Determine Rates.  If the Bank shall determine that for any reason adequate and reasonable means do not exist for ascertaining LIBOR for the Interest Period specified above, the Bank will give notice of such determination to Borrower.  Thereafter, the Bank may not maintain the loan hereunder at the LIBOR Rate until the Bank revokes such notice in writing and, until such revocation, the Bank may convert the Applicable Rate from the LIBOR Rate to the Base Rate.

c.     Illegality.  If the Bank shall determine that the introduction of any law (statutory or common), treaty, rule, regulation, guideline or determination of an arbitrator or of a governmental authority or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other governmental authority has asserted that it is unlawful for the Bank to make loans at based on LIBOR then, on notice thereof by the Bank to Borrower, the Bank may suspend the maintaining of the loan hereunder at the LIBOR Rate until the Bank shall have notified Borrower that the circumstances giving rise to such determination shall no longer exist.  If the Bank shall determine that it is unlawful to maintain the loan hereunder based on LIBOR, the Bank may convert the Applicable Rate from the LIBOR Rate to the Base Rate.

8.     MISCELLANEOUS.  This Note, together with any related loan and security agreements and guaranties, contains the entire agreement between the Bank and Borrower with respect to the Note, and supersedes every course of dealing, other conduct, oral agreement and representation previously made by the Bank.  All rights and remedies of the Bank under applicable law and this Note or amendment of any provision of this Note are cumulative and not exclusive.  No single, partial or delayed exercise by the Bank of any right or remedy shall preclude the subsequent exercise by the Bank at any time of any right or remedy of the Bank without notice.  No waiver or amendment of any provision of this Note shall be effective unless made specifically in writing by the Bank.  No course of dealing or other conduct, no oral agreement or representation made by the Bank, and no usage of trade, shall operate as a waiver of any right or remedy of the Bank.  No waiver of any right or remedy of the Bank shall be effective unless made specifically in writing by the Bank.  Borrower agrees that in any legal proceeding, a copy of this Note kept in the Bank’s course of business may be admitted into evidence as an original.  This Note is a binding obligation enforceable against Borrower and its successors and assigns and shall inure to the benefit of the Bank and its successors and assigns.  If a court deems any provision of this Note invalid, the remainder of the Note shall remain in effect.  Section headings are for convenience only.  Borrower hereby waives protest, presentment and notice of any kind in connection with this Note. Singular number includes plural and neuter gender includes masculine and feminine as appropriate.

9.     NOTICES.  Any demand or notice hereunder or under any applicable law pertaining hereto shall be in writing and duly given if delivered to Borrower (at its address on the Bank’s records) or to the Bank (at the address on page one and separately to the Bank officer responsible for Borrower’s relationship with the Bank).  Such notice or demand shall be deemed sufficiently given for all purposes when delivered (i) by personal delivery and shall be deemed effective when delivered, or (ii) by mail or courier and shall be deemed effective three (3) New York Business Days after deposit in an official depository maintained by the United States Post Office for the collection of mail or one (1) New York Business Day after delivery to a nationally recognized overnight courier service (e.g., Federal Express).  Notice by e-mail is not valid notice under this or any other agreement between Borrower and the Bank.

10.  JOINT AND SEVERAL.  If there is more than one Borrower, each of them shall be jointly and severally liable for all amounts which become due under this Note and the term “Borrower” shall include each as well as all of them.

11.  GOVERNING LAW; JURISDICTION.  This Note has been delivered to and accepted by the Bank and will be deemed to be made in the State of New York.  This Note will be interpreted in accordance with the laws of the State of New York excluding its conflict of laws rules.  BORROWER HEREBY IRREVOCABLY CONSENTS TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT IN THE STATE OF NEW YORK IN A COUNTY OR JUDICIAL DISTRICT WHERE THE BANK MAINTAINS A BRANCH, AND CONSENTS THAT THE BANK MAY EFFECT ANY SERVICE OF PROCESS IN THE MANNER AND AT BORROWER’S ADDRESS SET FORTH ABOVE FOR PROVIDING NOTICE OR DEMAND; PROVIDED THAT NOTHING CONTAINED IN THIS NOTE WILL PREVENT THE BANK FROM BRINGING ANY ACTION, ENFORCING ANY AWARD OR JUDGMENT OR EXERCISING ANY RIGHTS AGAINST BORROWER INDIVIDUALLY, AGAINST ANY SECURITY OR AGAINST ANY PROPERTY OF BORROWER WITHIN ANY OTHER COUNTY, STATE OR OTHER FOREIGN OR DOMESTIC JURISDICTION.  Borrower acknowledges and agrees that the venue provided above is the most convenient forum for both the Bank and Borrower.  Borrower waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Note.

12.  WAIVER OF JURY TRIAL.  BORROWER AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHT TO TRIAL BY JURY BORROWER AND THE BANK MAY HAVE IN ANY ACTION OR PROCEEDING, IN LAW OR IN EQUITY, IN CONNECTION WITH THIS NOTE OR THE TRANSACTIONS RELATED HERETO.  BORROWER REPRESENTS AND WARRANTS THAT NO REPRESENTATIVE OR AGENT OF THE BANK HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT THE BANK WILL NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THIS JURY TRIAL WAIVER.  BORROWER ACKNOWLEDGES THAT THE BANK HAS BEEN INDUCED TO ENTER INTO THIS NOTE BY, AMONG OTHER THINGS, THE PROVISIONS OF THIS SECTION.

☐    Amended and Restated Note.  The Borrower acknowledges, agrees and understands that this Note is given in replacement of and in substitution for, but not in payment of, a prior note dated on or about                      ,         , in the original principal amount of $                     , given by Borrower in favor of the Bank (or its predecessor-in-interest), as the same may have been amended or modified from time to time (“Prior Note”), and further, that: (a) the obligations of the Borrower as evidenced by the Prior Note shall continue in full force and effect, as amended and restated by this Note, all of such obligations being hereby ratified and confirmed by the Borrower; (b) any and all liens, pledges, assignments and security interests securing the Borrower’s obligations under the Prior Note shall continue in full force and effect, are hereby ratified and confirmed by the Borrower, and are hereby acknowledged by the Borrower to secure, among other things, all of the Borrower’s obligations to the Bank under this Note, with the same priority, operation and effect as that relating to the obligations under the Prior Note; and (c) nothing herein contained shall be construed to extinguish, release, or discharge, or constitute, create, or effect a novation of, or an agreement to extinguish, the obligations of the Borrower with respect to the indebtedness originally described in the Prior Note or any of the liens, pledges, assignments and security interests securing such obligations.

Preauthorized Transfers from Deposit Account.  If a deposit account number is provided in the following blank Borrower hereby authorizes the Bank to debit Borrower’s deposit account #                                                                         with the Bank automatically for any amount which becomes due under this Note.

Acknowledgment.  Borrower acknowledges that it has read and understands all the provisions of this Note, including the Governing Law, Jurisdiction and Waiver of Jury Trial, and has been advised by counsel as necessary or appropriate.

HARDINGE INC.

By:	/S/	EDWARD J. GAIO
Name:		Edward J. Gaio
Title:		Vice President and CFO

/S/ SUSAN A. BURTIS
Signature of Witness

Susan A. Burtis
Typed Name of Witness

ACKNOWLEDGMENT

STATE OF NEW YORK           )

:SS.

COUNTY OF CHEMUNG        )

On 16th  day of March, in the year 2009, before me, the undersigned, a Notary Public in and for said State, personally appeared EDWARD J. GAIO, personally known to me or proved to me on the basis of satisfactory evidence to be the individual(s) whose name(s) is (are) subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their capacity(ies), and that by his/her/their signature(s) on the instrument, the individual(s), or the person upon behalf of which the individual(s) acted, executed the instrument.

/S/ NANCY L. CURREN
Notary Public

Nancy L. Curren

FOR BANK USE ONLY

Authorization Confirmed:

Product Code: 22660

Disbursement of Funds:

Credit A/C	#	Off Ck	#	Payoff Obligation	#

	$		$		$